Exhibit 99.3

THE PANTRY, INC.

OFFER TO EXCHANGE

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF

8.375% SENIOR NOTES DUE 2020

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

FOR ANY AND ALL OUTSTANDING 8.375% SENIOR NOTES DUE 2020

                    , 2013

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by The Pantry, Inc. (the “Issuer”) to exchange an aggregate principal amount of up to $250,000,000 of its 8.375% Senior Notes due 2020 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its 8.375% Senior Notes due 2020 that were originally sold pursuant to a private offering in August 2012 (the “Old Notes”) in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, upon the terms and subject to the conditions set forth in the enclosed Prospectus, except that the Exchange Notes will be registered under the Securities Act and will not be subject to the restrictions on transfer or provisions relating to additional interest applicable to the Old Notes. The Issuer will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus, which conditions the Issuer reserves the absolute right to waive.

The enclosed materials are being forwarded to you as the beneficial owner of Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears below. IF WE DO NOT RECEIVE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE BELOW AND THE PROCEDURES PRESENTED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, WE WILL NOT TENDER ANY OF THE OLD NOTES IN YOUR ACCOUNT. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes timely on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013, UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). Tendered Old Notes may be withdrawn at any time prior to the Expiration Date.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledge(s) receipt of your letter and the accompanying Prospectus dated                     , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by The Pantry, Inc. (the “Issuer”) to exchange (the “Exchange Offer”) an aggregate principal amount of up to $250,000,000 of its 8.375% Senior Notes due 2020 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its 8.375% Senior Notes due 2020 that were originally sold pursuant to a private offering in August 2012 (the “Old Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

Principal Amount of Old Notes Held for Account Holder(s)	Principal Amount of Old Notes to be Tendered*

*	The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount of Old Notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is not an affiliate, as defined in Rule 405 under the Securities Act, of the Issuer, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business, and (iv) is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuer. If a holder of the Old Notes is an affiliate of the Issuer, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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